Exhibit 99.1

Corteva Announces Board of Directors

for Future Crop Protection Company

Greg Page to be Chair; separation on track for 4Q 2026

INDIANAPOLIS – June 29, 2026 – Corteva Inc. (NYSE: CTVA) announced today its intended board of directors as a standalone publicly-traded, differentiated crop protection company upon its planned separation in the fourth quarter of 2026.

Greg Page will lead the nine-person board as Independent Chair as previously announced. With the exception of Karen Grimes, Marcos Lutz, Chuck Magro and Kerry Preete, Corteva’s existing board of directors will continue with Corteva. Luke Kissam will be appointed to the board of directors effective at separation.

“Corteva will be a company with operational efficiency at its core and by building on its legacy of differentiated innovation, will have an industry leading pipeline to bring value to farmers for years to come,” said Page. “I look forward to working alongside my future fellow directors as well as the senior management team to leverage the considerable advantage Corteva will enjoy to deliver results for customers, farmers and shareholders alike.”

New Corteva Board of Directors

•	Greg Page, retired chairman and chief executive officer, Cargill, Incorporated, non-executive chair of the board

•	Klaus Engel, Ph.D., retired chief executive officer, Evonik Industries AG

•	David Everitt, retired president, Agricultural and Turf Division, Deere & Co.

•	Janet Giesselman, retired president and general manager, Dow Oil & Gas

•	Jean-Marc Gilson, president and chief executive officer, Westlake Corporation

•	Luke Kissam, future chief executive officer, Corteva

•	Nayaki Nayyar, chief executive officer, Siteimprove A/S

•	Christopher Policinski, retired president and chief executive officer, Land O’Lakes, Inc.

•	Patrick Ward, retired chief financial officer, Cummins Inc.

New Corteva will be innovation-driven in both its product portfolio and its operating model, leveraging its technological leadership to deliver for farmers while also running an asset-light, efficient business. The company intends to make targeted investments to support growth and leverage its first-mover advantage in nature-inspired technologies to pursue opportunities promising attractive returns in markets that reward differentiation.

About Corteva

Corteva, Inc. (NYSE: CTVA) is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com.

Cautionary Statement on Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “will,” “plan,” “may,” “expect,” “see,” “intend,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, Corteva’s intent to separate and its related expectations for Corteva and Vylor Inc. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Corteva’s control.

Important factors that may affect Corteva’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether the objectives of the separation will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the separation; the timing of any such separation or related action and whether any such separation will be consummated at all; the risk that the announcement of the intended separation could have an adverse effect on the ability of Corteva to retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the separation could divert the attention and time of the company’s management; the risk of any unexpected costs or expenses resulting from the separation process or separation itself; and the risk of any litigation relating to the separation, as well as the risks and uncertainties described in Corteva’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission. Corteva disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Corteva Contacts:

Media Relations Contact:

Bethany Shively

804-866-2377

bethany.shively@corteva.com

Investor Relations Contact:

Kim Booth

302-485-3190

kimberly.a.booth@corteva.com